Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 2, 2007, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries, and to the use of our reports dated April 9, 2007, and the financial statements of Variable Annuity Account XIV - SecureDesigns Variable Annuity, Variable Annuity Account XIV - AdvanceDesigns Variable Annuity, Variable Annuity Account XIV - Security Benefit Advisor Variable Annuity, and Variable Annuity Account XIV - Valuebuilder Variable Annuity, included in Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-41180) and Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-10011) and the related Statements of Additional Information accompanying the Prospectuses for the SecureDesigns Variable Annuity, AdvanceDesigns Variable Annuity, Security Benefit Advisor Variable Annuity, NEA Valuebuilder Variable Annuity, AEA Valuebuilder Variable Annuity, and NEA Valuebuilder Retirement Income Director Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2007